UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 31, 2012, Par Petroleum Corporation, a Delaware corporation (the “Company”), purchased from SEACOR Energy Holdings Inc., a Delaware corporation (the “Seller”), an indirect wholly owned subsidiary of SEACOR Holdings Inc., a Delaware corporation (“SEACOR Holdings”), all of the issued and outstanding shares of common stock (the “Purchased Shares”) of SEACOR Energy, Inc., a Delaware corporation (“SEI”), and indirectly SEI’s wholly owned subsidiary, SEACOR Energy Canada Limited, an Alberta corporation (“SEACOR Canada”), pursuant to the terms of a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company, the Seller, SEACOR Holdings, as guarantor, and, solely with respect to certain indemnification obligations, Gateway Terminals LLC. The total consideration for the purchase of the Purchased Shares is approximately $14.0 million, payable in cash ($3.45 million of which was previously paid as a deposit), plus estimated net working capital at closing. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. In connection with the closing of the Purchase Agreement, SEI was renamed Texadian Energy, Inc. (“Texadian”) and SEACOR Canada was renamed Texadian Energy Canada Limited.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Purchase Agreement was filed to provide investors with information regarding its terms and is not intended to provide other factual information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purpose of such Purchase Agreement, were made as of specific dates and were solely for the benefit of the parties thereto. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that were exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts at the time they were made or otherwise.

Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder, Waiver, Consent and Omnibus Amendment Agreement

On December 28, 2012, in order to fund a portion of the purchase price for the Purchased Shares, the Company and certain subsidiaries of the Company (the “Guarantors”) entered into a Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder, Waiver, Consent and Omnibus Amendment Agreement (the “Third Amendment”) with Jefferies Finance LLC, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including WB Delta, Ltd., ZCOF Par Petroleum Holdings, L.L.C., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, Ltd., Waterstone Offshore BLR Fund Ltd., Waterstone Distressed Opportunities BLR Fund Ltd., Waterstone Offshore AD BLR Fund Ltd and Highbridge International, LLC (collectively, the “Tranche B Lenders”), pursuant to which the Tranche B Lenders agreed to extend additional borrowings to the Company (the “Tranche B Loan”). The total commitment of the Tranche B Lenders of $35.0 million was drawn at closing. In addition to funding a portion of the purchase price under the Purchase Agreement, the Tranche B Loan will provide cash collateral for a new $30 million Letter of Credit Facility with Compass Bank (as described below) that will support Texadian’s crude oil operations.

Set forth below are certain of the material terms of the Tranche B Loan:

Interest. At the election of the Company, the Tranche B Loan will bear interest at a rate equal to 9.75% per annum payable either (i) in cash or (ii) in-kind.

At any time after an event of default has occurred and is continuing, (i) all outstanding obligations will, to the extent permitted by applicable law, bear interest at a rate per annum equal to 11.75% and (ii) all interest accrued and accruing will be payable in cash on demand.

Prepayment. The Company may prepay the Tranche B Loan at any time, provided that any prepayment is in an integral multiple of $100,000 and not less than $100,000 or, if less, the outstanding principal amount of the Tranche B Loan.

Collateral. The Tranche B Loan is secured by a lien on substantially all of the assets of the Company and its subsidiaries, including Texadian, but excluding the Company’s equity interests in Piceance Energy, LLC held by Par Piceance Energy Equity LLC, a wholly owned subsidiary of the Company.

Guaranty. All obligations of the Company under the Tranche B Loan are unconditionally guaranteed by the Guarantors, including, as of the closing of the Purchase Agreement, Texadian.

Fees and Commissions. The Company agreed to pay the Tranche B Lenders a nonrefundable exit fee equal to five percent (5%) of the aggregate amount of the Tranche B Loan. The exit fee is earned in full and payable on the maturity date of the Tranche B Loan or, if earlier, the date on which the Tranche B Loan is paid in full.

Maturity Date. The Tranche B Loan matures and is payable in full on July 1, 2013.

The foregoing description of the Third Amendment and the Tranche B Loan is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Letter of Credit Facility

On December 27, 2012, the Company entered into a letter of credit facility agreement with Compass Bank, as the lender (the “Compass Letter of Credit Facility”). The Compass Letter of Credit Facility, which matures on December 26, 2013, provides for a letter of credit facility in an aggregate principal amount of $30.0 million that is available for the issuance of cash-collateralized standby letters of credit for the Company or any of the Company’s subsidiaries’ account. Letters of credit issued under the Compass Letter of Credit Facility are secured by an amount of cash pledged and delivered by the Company to Compass equal to one hundred five percent (105%) of the undrawn amount of all outstanding letters of credit. The Company agreed to pay a letter of credit fee equal to one and one half percent (1.5%) per annum of the stated face amount of each letter of credit for the number of days such letter of credit is to remain outstanding plus standard and customary administrative fees. The Compass Letter of Credit Facility requires the Company to comply with various affirmative and negative covenants affecting its business and operations. However, the Company is not required to comply with any financial maintenance covenants.

In connection with the closing of the Purchase Agreement, at the Company’s request, Compass Bank issued an Irrevocable Standby Letter of Credit in favor of SEACOR Holdings in the amount of $11,710,000 (the “Irrevocable Standby Letter of Credit”). The Irrevocable Standby Letter of Credit will secure SEACOR Holdings in the event that either of the following letters of credit is drawn: (i) the letter of credit issued by DNB Bank, ASA in favor of Suncor Energy Marketing Inc., with a maturity date of February 5, 2013; or (ii) the letter of credit issued by DNB Bank, ASA in favor of Cenovus Energy Marketing Services Limited, with a maturity date of February 5, 2013.

The foregoing description of the Compass Letter of Credit Facility is qualified in its entirety by reference to the Compass Letter of Credit Facility, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Fairness Opinion

The fairness, from a financial point of view, of the consideration to be paid by the Company in the Texadian acquisition and the pricing of the Trance B Loan to the disinterested stockholders of the Company, was opined upon for independent members of the Board of Directors of the Company by its independent financial advisor, Stout Risus Ross, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Third Amendment and the Compass Letter of Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 2, 2013, the Company issued a press release announcing its acquisition of SEI. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(b)	Pro Forma Financial Information

The financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(c)	Shell Company Transactions

None.

(d)	Exhibits

2.1*	Purchase and Sale Agreement dated as of December 31, 2012, by and among Par Petroleum Corporation, SEACOR Energy Holdings Inc., SEACOR Holdings Inc., and Gateway Terminals LLC.

10.1	Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder, Waiver, Consent and Omnibus Amendment Agreement dated as of December 28, 2012, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

10.2	Letter of Credit Facility Agreement dated as of December 27, 2012, by and between Par Petroleum Corporation and Compass Bank.

99.1	Press Release dated January 2, 2013.

*	Schedules and similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: January 2, 2013	/s/ R. Seth Bullock
R. Seth Bullock Chief Financial Officer

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